Exhibit 99.1

ITT Industries, Inc. 4 West Red Oak Lane White Plains, NY 10604 tel 914 641 2000 fax 914 696 2977

Press Release

FOR RELEASE at 7:00am EST, December 16, 2005

Contact:
Tom Glover
(914) 641-2160
tom.glover@itt.com

ITT Industries Forecasts 2006 Financial Performance Improvement, Announces 2-
for-1 Stock Split and Plans for 22 Percent Dividend Increase

•	FY 2006 earnings expected to rise to $5.78 - $5.92 per share, including effect of SFAS 123R
•	Strategic review of Electronic Components complete, company announces intention to divest Switches business, will take 4th quarter 2005 special charge of $200-$275M
•	Company reaffirms FY 2005 earnings forecast

White Plains, New York -  ITT Industries, Inc. (NYSE: ITT) said today that solid growth in its core businesses, improved operating performance and a more focused portfolio have positioned the company to deliver another year of strong earnings growth in 2006.  The company is taking action to further refine its portfolio, and will take a special charge of $200 - $275 million in the fourth quarter 2005, resulting in full year 2005 GAAP earnings per share of between $3.39 and $4.22.  Excluding the special items, the company sees full year 2005 earnings from continuing operations being solidly on track at $5.17- $5.22 per share.   The company forecasts full year 2006 earnings per share between $5.78 and $5.92, including the ($0.18) impact of SFAS 123R, “Share-Based Payment,” an increase of 11 - 15 percent over adjusted full year 2005 operating results.   Excluding the impact of SFAS 123R, full year 2006 earnings from continuing operations would be up 14 - 18 percent.

ITT’s Board of Directors has approved a two-for-one split of the company’s shares of common stock.  The split will be in the form of a stock dividend, providing each stockholder with one additional share for each share owned.  The new shares will be distributed February 21, 2006 to stockholders of record at the close of business on February 7, 2006.  In addition, the company also announced that it plans to raise its annual dividend by 22 percent to 88 cents per share (pre-split) effective April 2006, subject to approval by the Board of Directors.

-more-

“We’re completing what has been by any measure an outstanding year for ITT Industries,” said Steve Loranger, Chairman, President and Chief Executive Officer of ITT Industries.  “Our strong portfolio and operating improvements are expected to drive 2005 revenue growth of approximately 17 percent, operating margin improvement, and 19-20 percent growth in full-year EPS, as adjusted.  This performance and our confidence in our growth outlook for 2006 have led us to recommend to our Board of Directors a 22 percent increase in our annual dividend as a way to return value to our shareholders.  Given the performance of our share price over the last few years, we have also decided to split the stock two-for-one, marking the first time ITT’s stock has split since becoming an independent company ten years ago.”

Strategic Review Completed

Loranger also said the company had concluded a strategic review of the businesses within its Electronic Components segment.

“After careful analysis and consideration, we have decided to begin the process of divesting our Switches business, which includes the design and production of keypads, dome arrays, interface controls and switches, and in 2005 is expected to generate revenue of approximately $350 million,” Loranger said.   “While the Switches business does not fit within our long-term strategy, we will continue to improve and manage the business to create value until we complete a disposition.  The company will take a special charge of $200 - $275 million in the fourth quarter 2005 primarily related to a non-cash asset impairment charge in the Switches business.”

“The strength we have seen throughout this year in our core businesses, particularly in Fluid Technology and Defense, is expected to continue in 2006, with anticipated revenue growth of 6 to 8 percent and mid-teens earnings growth before the impact of SFAS 123R,” Loranger said.  “We will continue to focus on satisfying the customer, expanding our global sourcing and lean manufacturing initiatives, growing our market positions in developing regions such as Asia-Pacific, and streamlining our business structure.  It is through these initiatives as well as the ITT Management System that we will reach our goal of premier performance.”

For comparison purposes, the following chart shows 2005 forecast results excluding one-time items, and the company’s 2006 outlook.

	FY2005 Forecast	FY2006 Outlook	Guidance

Revenues	$7,400-$7,425	$7,850-$7,980	+6 to 8%
EPS:
Excludes SFAS 123R	$5.17- $5.22	$5.96-$6.10	+14 to 18%
Includes SFAS 123R	$5.17- $5.22	$5.78-$5.92	+11 to 15%

Earnings outlook reflects continuing operations, excluding one-time items
EPS forecast does not include impact of expected 2-for-1 stock split in Q1 2006

2006 Segment Forecast
Fluid Technology
The water/wastewater businesses are expected to lead the improvements in Fluid Technology in 2006.  ITT’s Advanced Water Treatment solutions and the expanding market coverage of its N-pump technology are forecasted to drive revenue growth of 6 - 7 percent to approximately $3 billion in this segment in 2006. Operating margin is expected to grow 50 to 80 basis points, driven primarily by broader implementation of lean fulfillment and global sourcing initiatives.

Defense Electronics & Services
The company’s Defense Electronics & Services segment is forecasted to extend its growth trend in 2006, with an expected revenue increase of 8 - 10 percent for the year.  This is driven by continued strong demand for its communications and night vision equipment, and defense services, where the Systems division was recently awarded a $680 million 5-year contract to provide communications support for military personnel in the Middle East.   Segment operating margins are expected to remain relatively flat.

Motion & Flow Control
New product offerings in Leisure Marine, Friction Materials and Aerospace Controls are expected to drive growth in the Motion & Flow Control segment in 2006.  The company anticipates 2006 segment revenues of $680 - $700 million, representing a 2 - 5 percent revenue growth.  Improved cost positions through production in low cost areas, global sourcing and lean manufacturing initiatives, are expected to improve the segment’s operating margins by 90 to 110 basis points for 2006.

Electronic Components
The Electronic Components segment is expected to see continued improvement resulting from recent product pruning and restructuring initiatives undertaken during 2005.   Full year 2006 revenues are expected to grow by up to 4 percent to $710 - $730 million, with growth primarily from new products.  Manufacturing realignment and a renewed focus on core products, global sourcing and overhead cost reductions are expected to contribute to a 2006 segment margin expansion of 190 - 220 basis points.

About ITT Industries

ITT Industries, Inc. (www.itt.com) supplies advanced technology products and services in key markets including: fluid and water management including water treatment; defense communication, opto-electronics, information technology and services; electronic interconnects and switches; and other specialty products. Headquartered in White Plains, NY, the company generated $6.8 billion in 2004 sales. In addition to the New York Stock Exchange, ITT Industries stock is traded on the Midwest, Pacific, Paris, London and Frankfurt exchanges.

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“Safe Harbor Statement” under the Private Securities Litigation Reform Act of 1995 (“the Act”):
Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Act.  These forward-looking statements include statements that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance.   Whenever used words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in, or implied from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated by the Company include general global economic conditions, decline in consumer spending, interest and foreign currency exchange rate fluctuations, availability of commodities, supplies and raw materials, competition, acquisitions or divestitures, changes in government defense budgets, employment and pension matters, contingencies related to actual or alleged environmental contamination, claims and concerns, intellectual property matters, personal injury claims, governmental investigations, tax obligations,  and changes in generally accepted accounting principles. Other factors are more thoroughly set forth in Item 1. Business and Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Statements in the ITT Industries, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and other of its filings with the Securities and Exchange Commission.   The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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ITT Industries Non-GAAP Press Release Reconciliation
Reported vs. Adjusted Net Income & EPS
Full Year of 2005 & 2004

	Full Year 2005 EPS**
			Full Year 2004 EPS**
	Lower Limit	Upper Limit

As Reported*	3.39	4.22	4.58
Adjustments
4Qtr. Asset Impairment / FIN 47 / Restructuring	2.73	1.95	—
Restructuring	0.41	0.41	0.28
Interest	(0.17)	(0.17)	(0.03)
Tax Settlement	(0.69)	(0.69)	(0.17)
Gain on Sale of Investments	(0.05)	(0.05)	(0.15)
FHS	(0.18)	(0.18)	(0.21)
Discontinued Operations	(0.27)	(0.27)	0.05

Adjusted Net Income	5.17	5.22	4.35

*Amount represents projected figures for full year 2005
** Represents diluted EPS